Registration No. 333-2837
                                      Filed pursuant to Rule 424 (b) (3)


Pricing Supplement No. 13 dated July 24, 1997 to Prospectus Supplement dated June 3, 1996 and
Prospectus dated May 14, 1996
(collectively, the "Prospectus")

                             ALBERTSON'S, INC.

                       Medium-Term Notes, Series B

     This Pricing Supplement relates to $5,500,000 aggregate principal amount of Fixed Rate Book-Entry Medium-Term Notes, Series B, due July 30, 2012. Net proceeds to Albertson's, Inc. (the "Company"), before deduction of expenses payable by the Company, will be $5,462,875.

Principal Amount:                         $5,500,000
Interest Rate:                            6.82%
Stated Maturity:                          July 30, 2012
Interest Payment Dates:                   June 1 and December 1
Regular Record Dates:                     May 15 and November 15
Optional Redemption:                      Not Applicable
Regular Redemption:                       Not Applicable
Initial Redemption Date:                  Not Applicable
Initial Redemption Price:                 Not Applicable
Premium Reduction Amount:                 Not Applicable
Make-Whole Premium Redemption:            Not Applicable
Settlement Date:                          July 28, 1997


Goldman, Sachs & Co.
                          J. P. Morgan & Co.
                                                    Merrill Lynch & Co.